Exhibit No. 4.2

Execution Version

SUPPLEMENTAL INDENTURE NO.4

SUPPLEMENTAL INDENTURE NO. 4 (this “Supplemental Indenture”), dated as of February 10, 2025, by and among SINCLAIR TELEVISION GROUP, INC., a Maryland corporation (the “Issuer”), the Guarantors party hereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer, the other parties that are signatories thereto as Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of December 4, 2020 (as supplemented by Supplemental Indenture No. 1 dated as of March 15, 2021, Supplemental Indenture No. 2 dated as of June 16, 2022 and Supplemental Indenture No. 3 dated as of May 30, 2024 (as so supplemented, the “Existing Indenture”), and, as further amended, supplemented or otherwise modified by this Supplemental Indenture, the “Indenture”) providing for the issuance of $750,000,000 aggregate principal amount of 4.125% Senior Secured Notes due 2030 (the “Notes”);

WHEREAS, Section 9.02 of the Existing Indenture provides, inter alia, that, in certain circumstances, the Issuer and the Trustee and/or the Notes Collateral Agent may amend the Existing Indenture, the Security Documents, the Intercreditor Agreements, the Note Guarantees and the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and affected thereby (the “General Requisite Consents”);

WHEREAS, Sections 9.02 further provides that no amendment or waiver may make any change in any Security Document, the Intercreditor Agreements or the provisions of the Existing Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Notes without the consent of the holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding (the “Collateral Requisite Consents” and, together with the General Requisite Consents, the “Requisite Consents”);

WHEREAS, the Issuer desires to exchange (the “Exchange Offer”) new 4.375% Senior Second-Out Secured Notes due 2032 (the “New Notes”) for any and all of the outstanding Notes and in connection therewith solicit consents (the “Consent Solicitation”) to effect the amendments, supplements and other modifications to the Existing Indenture, the Security Documents, the Intercreditor Agreements, the Note Guarantees and the Notes set forth herein (the “Amendments”);

WHEREAS, the holders of at least $730 million in aggregate principal amount of the Notes outstanding as of the date hereof (excluding any Notes owned by the Issuer or its affiliates) have consented pursuant to the Exchange Offer and the Consent Solicitation, to the adoption of all of the Amendments to be effected by this Supplemental Indenture in accordance with the provisions of the Existing Indenture, and evidence of such consents, which constitute the Requisite Consents, and a resolution of the Board of the Issuer authorizing the execution hereof have been provided by the Issuer to the Trustee;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

WHEREAS, in accordance with Sections 9.06, 13.04 and 13.05, as applicable, of the Existing Indenture, the Issuer has delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel with respect to this Supplemental Indenture on the date hereof; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Existing Indenture, together with receipt of the Requisite Consents, the Trustee and the Notes Collateral Agent are authorized or permitted to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

(a) For purposes of this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Existing Indenture.

(b) The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AMENDMENTS TO THE EXISTING INDENTURE AND THE NOTES

Pursuant to Section 9.02 of the Existing Indenture, the Issuer, the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the holders of the Requisite Consents obtained pursuant to the Exchange Offer and the Consent Solicitation) and to the extent applicable, the Notes Collateral Agent (in the case of the Notes Collateral Agent, acting in reliance upon the instructions and directions of the holders of the Requisite Consents obtained pursuant to the Exchange Offer and the Consent Solicitation) hereby agree that subject to the occurrence of the Operative Time, from and after the Operative Time:

(a) Section 1.01 of the Existing Indenture is hereby amended by:

(i) deleting the definition of “Intercreditor Agreements” in its entirety.

(ii) amending and restating the definition of “Permitted Liens” in its entirety to read as set forth below:

“‘Permitted Liens’ mean any and all Liens.”

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(iii) deleting (A) any definitions not used in any provision of the Existing Indenture, the Notes or the Security Documents other than the provisions of the Existing Indenture or Notes that are deleted pursuant to the amendments set forth in this Supplemental Indenture, and (B) any definitions used exclusively within such definitions, in each case, in their entirety from the Existing Indenture and the Notes.

(b) Section 4.13 of the Existing Indenture is hereby amended and restated to read in its entirety as set forth below:

“Section 4.13. Corporate Existence. Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate, partnership or other existence, as applicable, in accordance with its organizational documents (as the same may be amended from time to time), and (ii) the rights (charter and statutory), licenses and franchises material to the conduct of its business.”

(c) Section 4.03 of the Existing Indenture is hereby amended and restated in its entirety as set forth below:

“Section 4.03. Reports and Other Information. So long as any Notes are outstanding, the Issuer shall furnish to prospective investors of the Notes any information required to be delivered by the Issuer pursuant to Rule 144A(d)(4) under the Securities Act if at any time a Parent Entity of the Issuer is not required to file with the SEC its annual and quarterly reports on Form 10-K and 10-Q, respectively, and does not voluntarily file such reports.”

(d) (i) Sections 3.09, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.19 , clauses (3), (4), (5), (6) and (7) of Section 5.01(a), clauses (1)(iii), (iv) and (v) and (2) of Section 5.01(c) of the Existing Indenture are hereby deleted in their entirety and the Issuer and the Guarantors shall be released from their respective obligations thereunder; and (ii) the Issuer and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the Existing Indenture, any Note or any Security Document to any such covenant or by reason of any reference in any such covenant to any other provision therein, and such omission to comply shall not constitute a Default or an Event of Default with respect to the Notes under Section 6.01 and not in limitation but in furtherance of the foregoing;

(e) clauses (3), (4), (5), (6) (solely with respect to any Significant Subsidiary and any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), (7) (solely with respect to any Significant Subsidiary and any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), (9) and (10) of Section 6.01(a) of the Existing Indenture shall not constitute Defaults or Events of Default for purposes of the Existing Indenture, any Note or any Security Document;

(f) the words “(with respect to the Issuer, any Subsidiary of Parent that is a Parent Guarantor or Parent)” appearing in the first paragraph of Section 6.02 of the Existing Indenture are amended to read as “(with respect to the Issuer)”;

(g) the words “(with respect to the Issuer, any Subsidiary of Parent that is a Parent Guarantor)” appearing in the second paragraph of Section 6.02 of the Existing Indenture are amended to read as “(with respect to the Issuer)”;

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(h) Sections 12.01, 12.03, 12.04, 12.06 and 12.09 are hereby deleted in their respective entireties;

(i) Section 13.18 of the Existing Indenture is hereby deleted in its entirety; and

(j) all textual references in the Existing Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Existing Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety; provided, however, that any term or provision in the Existing Indenture that authorizes any action by any Restricted Subsidiary, or authorizes a given circumstance or occurrence, when permitted by a deleted paragraph, Section, Article or other term or provision or performed in accordance with a deleted paragraph, Section, Article or other term or provision, shall be deemed to permit such action, circumstance or occurrence.

ARTICLE 3

RELEASE OF COLLATERAL; TERMINATION OF SECURITY DOCUMENTS

Pursuant to Sections 9.02 and 12.02(a)(9) of the Existing Indenture and Section 5.13 of the Security Agreement, subject to the occurrence of the Operative Time, the Security Agreement is hereby terminated effective as of the Operative Time, and all Liens and security interests created by and granted under the Security Agreement and the other Security Documents in and on the Collateral are hereby immediately, automatically and irrevocably released and terminated as of the Operative Time and shall be of no further force and effect from and after the Operative Time, without any further action on the part of the Trustee or the Notes Collateral Agent. The Trustee and the Notes Collateral Agent are hereby instructed subject to the occurrence of the Operative Time, to execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of the Collateral as may be requested by the Issuer from time to time at or after the Operative Time, including any instruments or other documentation relating to the termination of the Liens and security interests in respect of the Intercreditor Agreements, including, but not limited to: (1) entering into and delivering an instrument and other documentation to terminate the Notes Collateral Agent’s interests in the First Lien Intercreditor Agreement, including the Termination of First Lien Intercreditor Agreement substantially in the form attached hereto as Exhibit A, (2) the filing of the UCC-3 termination statements substantially in the form attached hereto as Exhibit B, (3) the filing of the Termination of Trademark Security Agreement attached hereto as Exhibit C, (4) the filing of the Termination of Patent Security Agreement substantially in the form attached hereto as Exhibit D, (5) the filing of the Termination of Copyright Security Agreement substantially in the form attached hereto as Exhibit E, in each case, at or after the Operative Time, and the Issuer and the Guarantors are hereby authorized at or after the Operative Time to file such termination statements or instruments of termination described in the foregoing clauses (2) through (5) with the appropriate Secretary of State or Department of State, the U.S. Patent and Trademark Office, the U.S. Copyright Office and/or any other appropriate government authority, as applicable.

ARTICLE 4

OVERRIDE PROVISIONS

Notwithstanding anything to the contrary herein or in the Existing Indenture but subject to the occurrence of the Operative Time, the occurrence of any event or circumstance that constituted or would have constituted a Default or Event of Default under the Existing Indenture shall be deemed to have been waived by the holders of the Notes ab initio from the date of the occurrence of any such event or circumstance if the occurrence of any such event or circumstance would not have constituted a Default or Event of Default under the Indenture.

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ARTICLE 5

EFFECTIVENESS; OPERATIVENESS

This Supplemental Indenture shall become a binding agreement between the parties hereto and effective when executed by the parties hereto; provided that notwithstanding anything to the contrary herein, the amendments, supplements and other modifications to the Existing Indenture set forth in Articles 2, 3 and 4 shall become operative only at the time and date (the “Operative Time”) at which (i) all of the Notes that have been validly tendered in the Exchange Offer prior to the Early Tender Time (as defined in the Statement) and not validly withdrawn shall have been accepted for exchange in accordance with the terms of the Confidential Offering Memorandum and Offer to Exchange and Consent Solicitation Statement dated January 27, 2025, as amended and supplemented by Supplement No. 1 dated January 30, 2025, delivered to the Holders of the Notes in connection with the Exchange Offer and the Consent Solicitation (as amended, supplemented or otherwise modified from time to time, the “Statement”), and (ii) the Issuer shall have caused an Officer’s Certificate and Opinion of Counsel, in each case, complying with the requirements of Sections 12.02(d), 13.04 and 13.05 of the Existing Indenture to be delivered to the Trustee and the Notes Collateral Agent.

ARTICLE 6

MISCELLANEOUS

(a) Notes; Corresponding Amendments. Amendments to the Indenture pursuant to this Supplemental Indenture shall also apply to the Notes. Pursuant to Section 8 of each Global Note, with effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to render the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture. Except as specified in Articles 2, 3 and 4 above, the remainder of the Indenture and the Notes shall be unaffected hereby.

(b) Incorporation. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

(c) Third Parties. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

(d) Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(e) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(f) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(g) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

SINCLAIR TELEVISION GROUP, INC.

By:	/s/ Christopher S. Ripley
Name: Christopher S. Ripley
Title: President and Chief Executive Officer

[Signature page to Supplemental Indenture No. 4 to 4.125% Senior Secured Notes Indenture]

GUARANTORS:
SINCLAIR BROADCAST GROUP, LLC

	By:	/s/ Christopher S. Ripley
Name: Christopher S. Ripley
Title: President and Chief Executive Officer

BIRMINGHAM (WABM-TV) LICENSEE, INC.
FISHER MILLS, INC.
FISHER PROPERTIES, INC.
HARRISBURG TELEVISION, INC.
NEW YORK TELEVISION, INC.
PERPETUAL CORPORATION
RALEIGH (WRDC-TV) LICENSEE, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR MEDIA III, INC.
SINCLAIR MEDIA VI, INC.
SINCLAIR TELEVISION MEDIA, INC.
SINCLAIR TELEVISION OF BAKERSFIELD, INC.
SINCLAIR TELEVISION OF SEATTLE, INC.
SINCLAIR TELEVISION OF WASHINGTON, INC.
WGME, INC.
WSMH, INC.
WSYX LICENSEE, INC.
WVTV LICENSEE, INC.

KAME, LLC
KENV, LLC
KRNV, LLC
KRXI, LLC
KVCW, LLC
KVMY, LLC
	By:	Chesapeake Media I, LLC, Sole Member
	By:	Sinclair Television Group, Inc., Sole Member of Chesapeake Media I, LLC

WCWF LICENSEE, LLC
WJAR LICENSEE, LLC
WLUK LICENSEE, LLC
By: Harrisburg Television, Inc., Sole Member

SINCLAIR TELEVISION OF ILLINOIS, LLC
WICD LICENSEE, LLC
WICS LICENSEE, LLC
By:	Illinois Television, LLC, Sole Member
By:	Sinclair Communications LLC, Sole Member of Illinois Television, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

KATV LICENSEE, LLC
By:	KATV, LLC, Sole Member
By:	Sinclair Television Stations, LLC, Sole Member of KATV, LLC
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

KDSM LICENSEE, LLC
By:	KDSM, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of KDSM, LLC

KOKH LICENSEE, LLC
By:	KOKH, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of KOKH, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

KTUL LICENSEE, LLC
By:	KTUL, LLC, Sole Member
By:	Sinclair Television Stations, LLC, Sole Member of KTUL, LLC
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

WCGV LICENSEE, LLC
By:	Milwaukee Television, LLC, Sole Member
By:	Sinclair Communications, LLC Sole Member of Milwaukee Television, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WSMH LICENSEE, LLC
By:	WSMH, Inc., Sole Member

SINCLAIR TELEVISION STATIONS, LLC

By:	Perpetual Corporation, Sole Member

MJ PODCAST, LLC
UMR PODCAST, LLC
By:	Sinclair Audio, LLC
By:	Sinclair Television Group, Inc.

WKEF LICENSEE L.P.
By:	Sinclair Communications, LLC, General Partner
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

CHESAPEAKE TELEVISION LICENSEE, LLC
HARRISBURG LICENSEE, LLC
ILLINOIS TELEVISION, LLC
KABB LICENSEE, LLC
KDNL LICENSEE, LLC
KEYE LICENSEE, LLC
KFDM LICENSEE, LLC
KFOX LICENSEE, LLC
KFXA LICENSEE, LLC
KGAN LICENSEE, LLC
KGBT LICENSEE, LLC
KHGI LICENSEE, LLC
KHQA LICENSEE, LLC
KJZZ LICENSEE, LLC
KOCB LICENSEE, LLC
KOKH, LLC
KPTH LICENSEE, LLC
KRCG LICENSEE, LLC
KRXI LICENSEE, LLC
KSAS LICENSEE, LLC
KTVL LICENSEE, LLC
KTVO LICENSEE, LLC
KUPN LICENSEE, LLC
KUQI LICENSEE, LLC
KUTV LICENSEE, LLC
KVII LICENSEE, LLC
MILWAUKEE TELEVISION, LLC
SAN ANTONIO TELEVISION, LLC
SINCLAIR PROPERTIES, LLC
SINCLAIR TELEVISION OF EL PASO, LLC
WACH LICENSEE, LLC
WCWB LICENSEE, LLC
WCWN LICENSEE, LLC
WDKY LICENSEE, LLC

WEAR LICENSEE, LLC
WFGX LICENSEE, LLC
WFXL LICENSEE, LLC
WGFL LICENSEE, LLC
WGXA LICENSEE, LLC
WHOI LICENSEE, LLC
WKRC LICENSEE, LLC
WLFL LICENSEE, LLC
WLOS LICENSEE, LLC
WMSN LICENSEE, LLC
WNAB LICENSEE, LLC
WNWO LICENSEE, LLC
WOAI LICENSEE, LLC
WOLF LICENSEE, LLC
WPBN LICENSEE, LLC
WPDE LICENSEE, LLC
WPEC LICENSEE, LLC
WPGH LICENSEE, LLC
WQMY LICENSEE, LLC
WRDC, LLC
WRGB LICENSEE, LLC
WRGT LICENSEE, LLC
WRLH LICENSEE, LLC
WSBT LICENSEE, LLC
WSTQ LICENSEE, LLC
WSTR ACQUISITION, LLC
WTGS LICENSEE, LLC
WTOV LICENSEE, LLC
WTTO LICENSEE, LLC
WTVC LICENSEE, LLC
WTVX LICENSEE, LLC
WTVZ LICENSEE, LLC
WTWC LICENSEE, LLC
WUCW, LLC
WUHF LICENSEE, LLC
WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WUXP LICENSEE, LLC
WWHO LICENSEE, LLC
WWMT LICENSEE, LLC
WXLV LICENSEE, LLC
WZTV LICENSEE, LLC
By:	Sinclair Communications, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR DIGITAL NEWS, LLC
WEST COAST DIGITAL, LLC
By:	Sinclair Digital Group, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Digital Group, LLC

WCHS LICENSEE, LLC
WVAH LICENSEE, LLC
By:	Sinclair Media III, Inc., Sole Member

SINCLAIR MEDIA LICENSEE, LLC
SINCLAIR TELEVISION OF ABILENE, LLC
SINCLAIR TELEVISION OF BRISTOL, LLC
SINCLAIR TELEVISION OF CALIFORNIA, LLC
SINCLAIR TELEVISION OF MONTANA, LLC
SINCLAIR TELEVISION OF NEW BERN, LLC
WCTI LICENSEE, LLC
By:	Sinclair Media VI, Inc., Sole Member

KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner
By:	Sinclair Communications, LLC, Sole Member of Sinclair Properties, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WDKA LICENSEE, LLC
By:	Sinclair Properties, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of Sinclair Properties, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

ACTION TV, LLC
CHESAPEAKE MEDIA I, LLC
COMETTV, LLC
DRIVE SALES, LLC
FULL MEASURE, LLC
HUMMINGBIRD, LLC
HUNT VALLEY TRACKS, LLC
KDSM, LLC
NEST TV, LLC
SINCLAIR AUDIO, LLC
SINCLAIR COMMUNICATIONS, LLC
SINCLAIR DIGITAL GROUP, LLC

SINCLAIR GAMING SERVICES, LLC
SINCLAIR NETWORKS GROUP, LLC
SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR TELEVISION OF FRESNO, LLC
SINCLAIR TELEVISION OF OMAHA, LLC
TBD TV, LLC
THE NATIONAL DESK, LLC
By:	Sinclair Television Group, Inc., Sole Member

SINCLAIR BAKERSFIELD LICENSEE, LLC
SINCLAIR BOISE LICENSEE, LLC
SINCLAIR BROADCASTING OF SEATTLE, LLC
SINCLAIR EUGENE LICENSEE, LLC
SINCLAIR LEWISTON LICENSEE, LLC
SINCLAIR MEDIA OF BOISE, LLC
SINCLAIR MEDIA OF WASHINGTON, LLC
SINCLAIR PORTLAND LICENSEE, LLC
SINCLAIR SEATTLE LICENSEE, LLC
SINCLAIR TELEVISION OF OREGON, LLC
SINCLAIR MEDIA OF SEATTLE, LLC
SINCLAIR TELEVISION OF PORTLAND, LLC
SINCLAIR YAKIMA LICENSEE, LLC
By:	Sinclair Television Media, Inc., Sole Member

SINCLAIR-CALIFORNIA LICENSEE, LLC
By:	Sinclair Television of California, LLC, Sole Member
By:	Sinclair Media VI, Inc., Sole Member of Sinclair Television of California, LLC

KDBC LICENSEE, LLC
By:	Sinclair Television of El Paso, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of
Sinclair Television of El Paso, LLC
By:	Sinclair Television Group, Inc., Sole Member of
Sinclair Communications, LLC

KFRE LICENSEE, LLC
KMPH LICENSEE, LLC
WJAC LICENSEE, LLC
By:	Sinclair Television of Fresno, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of
Sinclair Television of Fresno, LLC

KPTM LICENSEE, LLC
By:	Sinclair Television of Omaha, LLC, Sole Member

By:	Sinclair Television Group, Inc., Sole Member of Sinclair Television of Omaha, LLC

SINCLAIR KENNEWICK LICENSEE, LLC
SINCLAIR LA GRANDE LICENSEE, LLC
By:	Sinclair Television of Washington, Inc., Sole Member

ACC LICENSEE, LLC
KATV, LLC
KTUL, LLC
WBMA LICENSEE, LLC
WSET LICENSEE, LLC
By:	Sinclair Television Stations, LLC, Sole Member
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

WGME LICENSEE, LLC
By:	WGME, Inc., Sole Member

KLGT LICENSEE, LLC
By:	WUCW, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of WUCW, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

By:	/s/ Christopher S. Ripley
Christopher S. Ripley, in his capacity as President and Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association) as Trustee and Notes Collateral Agent

By:	/s/ Melody M. Scott
Name: Melody M. Scott
Title: Assistant Vice President

[Exhibits Intentionally Omitted. To be provided to the

Securities and Exchange Commission or its

staff upon request.]